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                                                                  Exhibit 1

                                 Zelenkofske
                                   Axelrod
                            & CO., CPA's, Inc.


March 30, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:   CTI Group (Holdings), Inc. and Subsidiaries
      File Ref. No. 0-10560

We were previously the principal accountant for CTI Group (Holdings), Inc. and Subsidiaries and, under the date of July 29, 1998 except for Note 3 as to which the date is November 13, 1998, we reported on the consolidated financial statements of CTI Group (Holdings), Inc. and Subsidiaries as of and for the years ended March 31, 1998 and 1997. On March 17, 1999, we resigned. We have read CTI Group (Holdings), Inc. and Subsidiaries' statements included under Item 4 of its Form 8-K dated March 30, 1999 and we agree with such statements.

Very truly yours,

/s/ Zelenkofske Axelrod & Co., CPA's, Inc.
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ZELENKOFSKE AXELROD & CO., CPA's, INC.






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